[RYDER SCOTT COMPANY LETTERHEAD HERE]

              CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



     As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report on Form 10-K for the year ended
December 31, 1996. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.



                         RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                         RYDER SCOTT COMPANY
                         PETROLEUM ENGINEERS


Houston, Texas
March 27, 1997